EXECUTION COPY

This instrument, when recorded,

should be returned to:

Lathrop & Gage, L.C.

2345 Grand Blvd., Suite 2400

Kansas City, Missouri  64108

Attention: Scott Long

Exhibit 10.3

FIRST SUPPLEMENTAL BOND INDENTURE, MORTGAGE, DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

DATED AS OF AUGUST 31, 2005

OF

AQUILA, INC.

TO

UNION BANK OF CALIFORNIA, N.A.

Trustee and Securities Intermediary

AND TO

L&GST CORPORATION

Deed of Trust Trustee

___________________

SUPPLEMENTAL TO BOND INDENTURE, MORTGAGE, DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

DATED AS OF AUGUST 31, 2005

___________________

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This FIRST SUPPLEMENTAL BOND INDENTURE, MORTGAGE, DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING (this “First Supplemental Indenture”) dated as of August 31, 2005, between AQUILA, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), having its principal office at 20 West Ninth Street, Kansas City, Missouri 64105, and Union Bank of California, N.A., a national banking association having a corporate trust office at 120 S. San Pedro Street, 4th Floor, Los Angeles, CA, 90012, as bond trustee and beneficiary under the deed of trust created under the Indenture (defined below) (the "Trustee") and in a separate capacity as "securities intermediary" and/or a "bank" (in such separate capacity, the "Securities Intermediary").

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Bond Indenture, Mortgage, Deed of Trust, Security Agreement and Fixture Filing, dated as of August 31, 2005 (the "Indenture"), providing for the issuance by the Company from time to time of its bonds, notes or other evidences of indebtedness (the "Securities"), and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities; and

WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Indenture and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this First Supplemental Indenture to the Indenture as permitted by Sections 2.01, 3.01 and 13.01 of the Indenture in order to establish the form and terms of, and to provide for the creation and issuance of, the initial series of Securities under the Indenture in an initial aggregate principal amount of $300,000,000 (the "Initial Series"); and

WHEREAS, all acts necessary have been done to make the Initial Series the valid, binding and legal obligations of the Company and to make this First Supplemental Indenture a valid, binding and legal agreement of the Company when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Indenture set forth.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH that, in order (i) to establish the form and terms of, and to provide for the creation and issuance of, the Initial Series, and (ii) to amend certain provisions of the Indenture pursuant to Section 13.01 thereof; and for and in consideration of the premises and of the covenants contained in the Indenture and in this First Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

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ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01      Definitions. Each capitalized term that is used herein and is defined in the Indenture shall have the meaning specified in the Indenture unless such term is otherwise defined herein.

ARTICLE II

TITLE, FORM AND TERMS OF THE BONDS

Section 2.01     Title of the Bonds. This First Supplemental Indenture hereby creates the Initial Series designated as the "2005 Series A Mortgage Bond due August 31, 2010" of the Company (collectively, referred to herein as the "Bonds"). Pursuant to the Indenture (which secures repayment of the Bonds), the Bonds shall constitute a single series of Securities and may be issued in an aggregate principal amount not to exceed $300,000,000.

Section 2.02. Form and Terms of the Bonds. The form and terms of the Bonds will be set forth in an Officer's Certificate (attached hereto as Exhibit A) delivered concurrently with the execution of this First Supplemental Indenture by the Company to the Trustee pursuant to the authority granted by this First Supplemental Indenture in accordance with Sections 2.01 and 3.01 of the Indenture.

ARTICLE III

SUPPLEMENTAL PROVISIONS

Pursuant to Section 13.01 of the Indenture, so long as any Bonds of the Initial Series shall be Outstanding, the Indenture shall be amended as follows:

Section 3.01	The Securities.

(a)      Section 3.06 is amended by adding the following as a new unnumbered paragraph at the end of the existing Section 3.06:

"Notwithstanding anything to the contrary in this Section 3.06, the Administrative Agent shall not be required to provide any indemnity or pay any expenses or charges as otherwise contemplated in this Section 3.06."

Section 3.02	Covenants

(a)     Article VI is amended by adding the following new Section 6.11 immediately following the existing Section 6.10:

"Section 6.11 Notices.

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(a)          The Company promptly will furnish to the Administrative Agent copies of all written notices received by or delivered to the Company from the Trustee or any other Person in connection with the Indenture.

(b)          The Company shall provide the Administrative Agent with not less than five (5) Business Days' prior written notice (in accordance with Section 11.02 of the Credit Agreement) of any Company Request or Company Order for the issuance of additional Securities pursuant to Article IV, the release of any Mortgaged Property pursuant to Article VII, or the entering into of any supplemental indenture to this Indenture pursuant to Article XIII or any other action to be taken by the Trustee under the Indenture. The Trustee may not act upon any such Company Request or Company Order which does not include a certification that the Company has provided the notice required by this Section 6.11(b) to the Administrative Agent at least five (5) Business Days prior to the date of delivery of such Company Request or Company Order to the Trustee."

Section 3.03	Satisfaction and Discharge.

(a)     Article VIII is amended by adding the following new Section 8.04 immediately following the existing Section 8.03:

"Section 8.04 Limitations. Notwithstanding anything to the contrary in this Article VIII:

(a) at no time shall the amount outstanding or deemed to be outstanding under the Initial Series be less than or greater than Company's outstanding Obligations (as defined in the Credit Agreement) under the Credit Agreement; and

(b) at no time shall the Indenture be discharged until such time as there shall be no outstanding Obligations (as defined in the Credit Agreement) of the Company under the Credit Agreement."

Section 3.04	Events of Default; Remedies.

(a)      Section 9.01 is amended by adding the following new Section 9.01(g) immediately after the existing Section 9.01(f):

"(g) the occurrence and continuance of any Event of Default as defined in the Credit Agreement."

Section 3.05      Designation of Paying Agent. The Company shall be Paying Agent until such designation is rescinded pursuant to the terms of the Indenture.

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ARTICLE IV

MISCELLANEOUS PROVISIONS

Section 4.01   Trustee Matters. The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this First Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

Section 4.02    Effect on Indenture. Except as expressly amended and supplemented hereby, the Indenture shall continue in full force and effect in accordance with the provisions thereof and the Indenture is in all respects hereby ratified and confirmed. This First Supplemental Indenture shall be construed as an indenture supplemental and amendatory to the Indenture and all of its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided. Except to the extent otherwise provided herein, all of the provisions, terms, covenants and conditions of the Indenture shall be applicable to the Bonds to the same extent as if set forth herein.

Section 4.03     Governing Law. This First Supplemental Indenture shall be governed by and construed in accordance with the law of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act shall be applicable and except to the extent that the law of any jurisdiction wherein any portion of the Mortgaged Property is located shall mandatorily govern the creation of a mortgage lien on and security interest in, or perfection, priority or enforcement of the Lien of the Indenture or exercise of remedies with respect to, such portion of the Mortgaged Property.

Section 4.04      Effective Date. Although this First Supplemental Indenture is dated for convenience and for the purpose of reference as of August 31, 2005, this First Supplemental Indenture shall become effective upon the execution and delivery by the Company and the Trustee.

Section 4.05      Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

[Signatures follow on next page]

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first written above.

AQUILA, INC.

By:       /s/ Randy Miller

Name: Randy Miller

Title: Vice President, Finance and Treasurer

UNION BANK OF CALIFORNIA, N.A. as Trustee and Securities Intermediary

By:       /s/ Lorraine McIntire

Name: Lorraine McIntire

Title: Vice President

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STATE OF Missouri	)
	)	ss.
COUNTY OF Jackson	)

On this 31st day of August, 2005, before me appeared Randy Miller to me personally known, who, being by me duly sworn, did say that he is the Vice President, Finance and Treasurer of Aquila, Inc. a corporation described in and which executed the foregoing instrument, and that said instrument was signed on behalf of said corporation by authority of its board of directors, and said Mr. Miller acknowledged said instrument to be the free act and deed of said corporation.

[NOTARIAL SEAL]	/s/ Lana S. Jennings Notary Public

My Commission Expires:

______January 8, 1999____________

Lana S. Jennings
Notary Public-Notary Seal
State of Missouri, Jackson County
Commission # 05446956
My Commission Expires Jan 8, 2009

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STATE OF [California]            )

	)	ss.
COUNTY OF [Los Angeles]	)

On 31st day of August, 2005, before me, S. Bayan appeared Lorraine McIntire to me personally known, who, being by me duly sworn, did say that she is the Vice President of Union Bank of California, N.A., a national banking association described in and which executed the foregoing instrument, and that said instrument was signed on behalf of said national banking association by authority of its board of directors, and said Lorraine McIntire acknowledged said instrument to be the free act and deed of said national banking association.

[NOTARIAL SEAL] S. Bayan Commission # 1468377 Notary Public - California Los Angeles County My Comm. Expires Feb 6, 2008	/s/ S. Bayan S. Bayan Notary Public

My Commission Expires:

_____February 6, 2008_____________

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EXHIBIT A

FORM OF OFFICER'S CERTIFICATE

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